UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          ANYTHING INTERNET CORPORATION
                  ---------------------------------------------
                 (Name OF Small Business Issuer in its Charter)


        COLORADO                      5961                   84-1425882
  ----------------------     ----------------------     ----------------------
  (State or jurisdiction       (Primary Standard          (I.R.S. Employer
   of incorporation or             Industry             Identification Number)
      organization)           Classification Code
                                     Number)


                          3020 NORTH EL PASO, SUITE 103
                           COLORADO SPRINGS, CO  80907
                                  719-227-1903
          ------------------------------------------------------------
          (Address and Telephone Number of Principal Executive offices)

                                ROBERT C. SCHICK
                          3020 NORTH EL PASO, SUITE 103
                           COLORADO SPRINGS, CO  80907
                                  719-227-1903
            --------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                        Copies of all Communications to:

                            WILLIAM M. ZIERING, ESQ.
                       FOUR EMBARCADERO CENTER, SUITE 3400
                          SAN FRANCISCO, CA  94111-4187
                             TELEPHONE: 415-956-0161
                             FACSIMILE: 415-398-3249

Approximate date of commencement of proposed sale to the public: As soon as practical after this Registration Statement becomes effective and the Warrants representing the Common Stock being registered herein are exercised.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act please check the following box. [X]

                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------

                              Proposed     Proposed
Title of Each                 Maximum      Maximum
Class of                      Offering     Aggregate    Amount of
Securities to  Amount to be   Price per    Offering     Registration
be Registered  Registered     Share(1)     Price(1)     Fee
-------------  -------------  -----------  -----------  ------------
Common Stock,
no par value,
underlying
Outstanding
Warrants             200,000  $      3.00  $   600,000  $     166.80
-------------  -------------  -----------  -----------  ------------
Total                                                   $     166.80

(1) The maximum offering price per share of the Common Stock has been calculated pursuant to Rule 457(g).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION"), ACTING PURSUANT TO SAID
SECTION  8(a),  MAY  DETERMINE.

                                EXPLANATORY NOTE

     This Registration Statement covers the registration of the following securities of Anything Internet Corporation, a Colorado corporation ("the Company"): 200,000 shares of Common Stock, no par value, underlying warrants issued in connection with a private placement of Units completed in December 1998 made in accordance with an exemption from registration under Regulation D, Rule 504 of the Securities Act, which entitles the holder to purchase one share of Common Stock exercisable at $3.00 per share.

PART  I
-------

   FRONT OF REGISTRATION STATEMENT AND OUTSIDE FRONT COVER PAGE OF PROSPECTUS.

     Sales of the securities being registered will be made solely to existing warrant holders voluntarily exercising their warrants. The Company is not engaging in a general underwriting which would require a prospectus.

            INSIDE FRONT AND OUTSIDE BACK COVER PAGES OF PROSPECTUS.

     Sales of the securities being registered will be made solely to existing warrant holders voluntarily exercising their warrants. The Company is not engaging in a general underwriting which would require a prospectus.

                      SUMMARY INFORMATION AND RISK FACTORS.

     An investment in shares of the Company is speculative and involves a high degree of risk. In addition to the other information contained in this Registration Statement, a potential investor should carefully consider the following factors identified by the Company in evaluating the Company and its business before purchasing shares of its Common Stock, no par value (the "Common Stock").

DEVELOPMENT-STAGE  COMPANY;  LIMITED  OPERATING  HISTORY.

     The Company was incorporated under the laws of the state of Colorado on August 15, 1997, and began selling computer hardware, software and peripheral products through its Internet storefronts in December 1997. Accordingly, the Company has a limited operating history on which to base an evaluation of its business and prospects. Furthermore, the Company has no significant assets and limited sales and earnings history. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets such as online commerce. To address these risks, the Company must, among other things, maintain and increase its customer base, maintain and develop relationships with suppliers, distributors and manufacturers, implement and successfully execute its business and marketing strategies, continue to develop and upgrade its technology and transaction-processing systems, continually improve its Internet storefronts, provide superior customer service and order fulfillment, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations.

LIMITED  CAPITAL;  NEED  FOR  ADDITIONAL  FUNDING.

     The Company presently has limited operating capital and will require additional capital to continue the development of its Internet storefronts, expansion of its operations, extend marketing efforts, and cover operating losses until the Company is able to become profitable. Because of the speculative and unproven nature of the Company's business, management is unable to calculate the amount of additional capital the Company may have to raise, though such amounts may be substantial. The extent and timing of such capital requirements will depend on many factors, including continued growth and acceptance of the Company's Internet storefronts, increasing brand awareness and entering strategic relationships to expand the number of products the Company may resell. The Company will need to raise additional funds through collaborations with corporate partners or through private or public financings in order to support its long-term viability and expansion plans. The ability of the Company to raise capital will be dependant upon the perceived ability of the Company to expand its Internet storefronts, generate new and repeat business and, ultimately, to generate enough sales to yield a net operating profit. Any additional equity financing may be dilutive to current shareholders. There is therefore a risk that the needed capital to run the business will fall short of the desired amount which could have a material adverse effect on the Company's business, financial condition and results of operations.

UNPREDICTABILITY  OF  FUTURE  OPERATING  RESULTS;  SEASONALITY.

     As a result of the Company's limited operating history and the emerging nature of the markets in which it operates, the Company may not be able to accurately predict its revenues. Furthermore, sales within the computer industry are substantially affected by new product releases from manufacturers. Historically, such releases tend to maintain or increase overall sales revenues. Therefore, a lack of or delay in new product releases by manufacturers can negatively impact the Company's revenues. The Company's current and future expense levels are based largely on its investment plans and estimates of future revenues. Sales and operating results generally depend on the volume of, timing of, and ability to fulfill orders received, which are difficult to forecast.
The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to the Company's planned expenditures would have an immediate adverse effect on the Company's business, prospects, financial condition, and results of operations. Furthermore, as a strategic response to changes in the competitive environment, the Company may from time to time make certain unforeseen pricing, service, or marketing decisions, the consequence of which could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

     The Company may experience seasonality in its business, reflecting seasonal fluctuations in the computer industry, Internet and commercial online service usage, and traditional retail, government and corporate seasonal spending patterns and advertising expenditures. In particular, the Internet and online service usage and the rate of growth of such usage may decline in the summer. Such seasonality may cause quarterly fluctuations in the Company's operating results and could have a material adverse effect on the Company's business, operating results and financial condition.

COMPETITION.

     The online commerce market is new, rapidly evolving and intensely competitive, and the Company expects competition to intensify in the future. Barriers to entry are minimal, and current and new computers can launch new
Internet sites at a relatively low cost. In addition, the computer products retail industry as a whole is intensely competitive. The Company currently competes primarily with a variety of companies such as (i) traditional computer retailers including CompUSA and Fry's Electronics; (ii) mail-order retailers including CDW, MicroWarehouse, Insight, PC Connection and Creative Computers;

(iii) Internet-only computer retailers including Egghead.com, Beyond.com, Cyberian Outpost and BuyComp.com; (iv) manufacturers that sell directly over the Internet including Dell, Gateway, and Apple; (v) a number of online service providers including America Online and Microsoft Network that offer computer products directly or in partnership(s) with other retailers; (vi) some non-computer retailers such as Wal*Mart that sells a limited selection of computer products via the Internet; and (vii) computer products distributors that may develop direct channels to the consumer market. Increased competition from these and other sources could require the Company to respond to competitive pressures by establishing pricing, marketing and other programs, or seeking out additional strategic alliances or acquisitions, that may be less favorable to the Company than would otherwise be established or obtained, and thus could have a material adverse effect on the business, prospects, financial condition and results of operations.

     The Company believes that the principal competitive factors in its market are brand recognition, selection, convenience, price, speed and accessibility, customer service, quality of site content, and reliability and speed of fulfillment. In addition to the foregoing, the large enterprise market focuses on compatibility of products, administration and reporting, single source supply, security and cost-effective deployment. Many of the Company's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing and other resources than the Company. In addition, larger, well-established and well-financed entities may acquire, invest in, or form join ventures with online competitors as the use of the Internet and other online services increases. The Company is aware that certain of its competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to Internet site and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share, and diminished brand recognition, any of which would have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Moreover, companies that control access to Internet commerce transactions through network access or Web browsers currently promote, and will likely continue to promote competitors of the Company. In addition, new technologies and the expansion of existing technologies may increase the competitive pressures on the Company.

DEPENDENCE  ON  KEY  PERSONNEL;  NEED  FOR  ADDITIONAL  PERSONNEL.

     The Company's performance is substantially dependent on the continued services and on the performance of its senior management and other key personnel, particularly Robert C. Schick, President. The Company maintains a key person insurance policy on Mr. Schick through The New England that will provide the Company with $10,000 a month for up to 24 months should Mr. Schick become incapacitated in any way. The Company's performance depends on its ability to retain and motivate its other officers and key employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. The Company's future success also depends on its ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, editorial, merchandising, marketing and customer service personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to successfully attract, integrate or retain sufficiently qualified personnel. The failure to attract and retain the necessary technical, managerial, editorial, merchandising, marketing and customer service personnel could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

RISK  OF  INADEQUATE  INSURANCE  COVERAGE  AND  DISASTER  RECOVERY  PLANS.

     The Company's operations and computer and communications hardware systems are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and other similar events. The Company maintains mirrored communications sites in San Diego, California and Colorado Springs, Colorado, but no assurances can be given that should one site fail that the mirrored site would continue working properly until the damage was repaired. Although the Company carries a $2 million general insurance policy, there can be no assurances that such policy would adequately compensate the Company for any potential losses that may occur, and its disaster recovery plans relay heavily on having one mirrored site remaining up and running. Losses and liabilities arising from uninsured or underinsured events could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

DEPENDENCE  ON  CONTINUED  GROWTH  OF  ONLINE  COMMERCE.

     Since all of the Company's business is generated from its Internet storefronts, the Company's future revenues and any future profits are dependent upon the willingness of consumers to accept the Internet as an effective medium of commerce. The Company is especially dependent upon the long-term acceptance of online commerce. Rapid growth in the use of and interest in online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products. The Company relies on consumers who have historically used traditional means of commerce to purchase merchandise. For the Company to be successful, these consumers must accept and utilize novel ways of conducting business and obtaining information.

     The Internet may not be accepted by consumers as a viable marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that online services continue to experience significant growth in the number of users, their frequency of use or an increase in their bandwidth requirements, there can be no assurance that the infrastructure of the Internet and other online services will be able to support the demands placed upon them. In addition, Internet services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of online service activity or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support Internet services also could result in slower response times and adversely affect usage of the Internet and other online services generally. If use of the Internet and other online services does not continue to grow or grows more slowly than expected, if the infrastructure for Internet services does not effectively support growth that may occur, or if the Internet does not become a viable commercial marketplace, the Company's business, prospects, financial condition and results of operations would be materially adversely affected.

UNCERTAIN  ACCEPTANCE  OF  THE  COMPANY'S  BRAND.

     The Company believes that establishing, maintaining and enhancing the Company's brand is a critical aspect of its efforts to attract and expand its online traffic. The growing number of Internet sites that offer competing products and services, many of which already have well-established brands in online services or the computer industry in general, increase the importance of establishing and maintaining brand recognition. Promotion of the Company's brand will depend largely on the Company's success in providing a high quality online experience supported by dedicated customer service which cannot be assured. In addition, to attract and retain online users and to promote and maintain the Company's brand in response to competitive pressures, the Company may find it necessary to increase substantially its financial commitment to creating and maintaining strong brand loyalty among customers. If the Company is unable to provide high quality online services or customer support, or otherwise fails to promote and maintain its brand, or if the Company incurs excessive expenses in an attempt to promote and maintain its brand, the Company's business, prospects, financial condition and results of operations would be materially adversely affected.

RAPID  TECHNOLOGICAL  CHANGE.

     To remain competitive, the Company must continue to enhance and improve the responsiveness, functionality and features of its Internet storefronts. The Internet and the online commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions embodying new technologies, and the emergence of new industry standards and practices that could render the Company's existing Internet storefronts and proprietary technology and systems obsolete. If the Company is unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, the Company's business, prospects, financial condition and results of operations would be materially adversely affected.

RELIANCE  ON  CERTAIN  VENDORS.

     While the Company purchases its merchandise from many different vendors, it currently relies substantially on two major distributors: Ingram Micro and Tech Data. Failure to develop and maintain relationships with these and other vendors that would allow the Company to source sufficient quantities of merchandise on acceptable commercial terms could have a material adverse effect on the Company's business, prospects, financial condition and results of operations would be materially adversely affected.

TRADEMARKS  AND  PROPRIETARY  RIGHTS.

     The Company regards its service marks, trademarks, trade secrets and similar intellectual property as instrumental to its success, and relies on trademark and copyright law, trade secret protection, and confidentiality and/or licensing agreements with its employees, customers, strategic partners and others to protect its proprietary rights. The Company has licensed in the past, and expects that it may license in the future, certain of its propriety rights, such as trademarks or copyrighted material, to third parties. While the Company attempts to ensure that the quality of its brand is maintained by such licensees, there can be no assurance that such licensees will not take actions that might materially adversely affect the value of the Company's business, prospects, financial condition and results of operations. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the Company's service marks, trademarks, trade secrets and other intellectual

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
property rights. In addition, there can be no assurance that others will not independently develop substantially equivalent intellectual property. A failure by the Company to protect its intellectual property in a meaningful manner could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. Furthermore, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of management and technical resources, either of which could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

     In addition, there can be no assurance that other parties will not assert infringement claims against the Company. The Company may receive notice of claims of infringement of other parties' proprietary rights. There can be no assurance that such claims will not be asserted or prosecuted against the Company in the future or that any such assertion or prosecution will not materially adversely affect the Company's business, prospects, financial condition and results of operations. The defense of any such claims, whether such claims are with or without merit, could be time-consuming, result in costly litigation and diversion of management and technical personnel, cause product shipment delays, or require the Company to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company, or at all. In the event of a successful claim of product infringement against the Company and the failure or inability of the Company to develop non-infringing technology or license the infringed or similar technology on a timely basis, the Company's business, prospects, financial condition and results of operations would be materially adversely affected.

GOVERNMENT  REGULATION  AND  LEGAL  UNCERTAINTIES.

     The Company is not currently subject to direct regulation by any domestic or foreign government agency, other than regulations applicable to businesses generally, export control laws, and laws or regulations directly applicable to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of certain additional

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
laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for the Company's products and services and increase the Company's cost of doing business, or otherwise have an adverse effect on the Company's business, prospects, financial condition and results of operations.

     Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues, including some recently proposed changes, could create uncertainty in the Internet marketplace which could reduce demand for the services of the Company or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

     In addition, as the Company's services are available over the Internet in multiple states and foreign countries, such jurisdictions may claim that the Company is required to qualify to do business as a foreign corporation in each such state or foreign country. The Company is qualified to do business only in Colorado, and failure by the Company to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject the Company to taxes and penalties for failure to qualify and could result in the inability of the Company to enforce contracts in such jurisdictions. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whos laws do not currently apply to the Company's business, or the application of existing laws and regulations to the Internet and other online services, could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

ONLINE  COMMERCE  SECURITY  RISK;  CREDIT  CARD  FRAUD.

     A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. The Company relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information such as customer credit card numbers. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by the Company to protect customer transaction data. If any such compromise of the Company's

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security were to occur, it could have a material adverse effect on the Company's business, prospects, financial condition and results of operations. A party who is able to circumvent the Company's security measures could misappropriate proprietary information or cause interruptions in the Company's operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Furthermore, even if the Company is able to continue to prevent the compromise of its security systems, if the security systems of other retailers in the online commerce industry were compromised or perceived to be ineffective, the Company's business, prospects, financial condition and results of operations would be materially adversely affected.

     Concerns over the security of transactions conducted on the Internet and the privacy of users may also inhibit the growth of online services in general, especially as a means of conducting commercial transactions. To the extent that activities of the Company or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage the Company's reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company's business, prospects, financial condition and results of operations. In addition, like other retailers who accept credit card information over the telephone or Internet without a signature, the Company has incurred losses as a result of orders placed with fraudulent credit card information, despite the fact that the payment of such orders was approved by the applicable financial institution. Under current commercial banking and credit card practices, a retailer like the Company is liable for fraudulent credit card transactions, where, as is the case with transactions processed by the Company over the Internet, no cardholder signature is obtained. To date, losses due to credit card fraud incurred by the Company have not been material. There can be no assurance that the Company will not suffer significant losses as a result of fraudulent use of credit card information in the future, which could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

LIABILITY  FOR  INTERNET  CONTENT.

     The Company believes that its future success will depend in part upon its ability to deliver original and compelling descriptive content about the computer hardware, software and peripheral products it sells on the Internet. As a publisher of online content, the Company faces potential liability for defamation, negligence, copyright, patent, trademark infringement, or other claims based on the nature and content of materials that the Company publishes or distributes. Such claims have been brought, and sometimes successfully litigated, against online services. In addition, in the event that the Company implements a greater level of interconnectivity on its site, the Company will not and cannot practically screen all of the content generated or accessed by its users, and the Company could be exposed to liability with respect to such content. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of insurance coverage, could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

SALES  AND  OTHER  TAXES.

     The Company does not currently collect sales and other similar taxes in respect to shipments of goods into states other than Colorado, Massachusetts and California. However, one or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on out of state companies, such as the Company, which engage in online commerce. In addition, any new operation in states outside of Colorado could subject shipments into such states to state sales taxes under current or future laws. A successful assertion by one or more states or any foreign country that the Company should collect sales or other taxes on the sale of merchandise could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

NO  DIVIDENDS  AND  NONE  ANTICIPATED.

     The Company anticipates using all future earnings to complete the marketing, development and expansion of its business, for operating capital, and for corporate development and expansion activities. The Company has not paid or declared any dividends, nor, by reason of its present stage of growth and anticipated financial requirements, does not anticipate paying any dividends in the foreseeable future. The future payment of dividends by the Company on its Common Stock, if any, rests within the sole discretion of the Company's Board of Directors and will depend on, among other things, the Company's earnings, capital requirements and overall financial condition.

ANTI-TAKEOVER;  "POISON  PILL"  PROVISIONS.

     Certain provisions of the Company's Certificate of Incorporation and may make a change in the control of the Company more difficult to effect, even if a change in control were in the shareholders' best interest. These provisions include the ability of the Board of Directors, without further shareholder approval, to issue Preferred Stock with all rights, powers and privileges of the Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The Company has no present plans to issue shares of Preferred Stock. Furthermore, certain provisions of the Company's Certificate of Incorporation and Bylaws and Colorado law could delay or make more difficult a merger, tender offer or proxy contest involving the Company.

NO  PRIOR  PUBLIC  MARKET.

     There is no public market currently available for the Company's Common Stock. Although the Company intends to apply for a listing of its Common Stock on the OTC Bulletin Board under the anticipated trading symbol "ANYI", there can be no assurance that an active trading market will develop or, if developed, that it will be sustained. The market prices for securities of Internet companies have historically been extremely volatile. Factors that could cause the market price of the Company's Common Stock to fluctuate, should a market develop, include, but are not limited to, future technological innovations, new commercial products, changes in regulation, period-to-period fluctuations in financial performance, and fluctuations in the securities market. Such price changes have often been unrelated to the operating performance of the affected companies. These broad market fluctuations may adversely affect the market priced of the Company's Common Stock and, as a result, negatively impact the Company's ability to expand its business and raise additional capital.

                                 USE OF PROCEEDS

     The Company will receive proceeds from the sale of the Common Stock being registered herein if and only if any Warrants it underlies are exercised. The Company expects to use such proceeds, if any, for working capital, short-term debt reduction and expansion purposes.

                        DETERMINATION OF OFFERING PRICE.

     The offering price of the Common Stock described herein, underlying the outstanding Stock Purchase Warrants issued in connection with a private placement of Units completed in December 1998 which entitles the holder to purchase one share of Common Stock exercisable at $3.00 per share, was arbitrarily decided upon by the Company's Board of Directors and bears no price relationship to assets, book value, earnings or other criteria of value.

                                    DILUTION

     As of January 25, 1999, there were 3,074,400 shares of the Company's Common Stock issued and outstanding. The Company's Common Stock had a net tangible book value per share of approximately $0.02 as of December 31, 1998, based upon 3,020,000 shares then issued and outstanding. Net tangible book value per share represents the amount by which the Company's total tangible assets exceed its total liabilities, divided by the number of shares of its Common Stock outstanding.

     After giving effect to the sale of the 200,000 shares of Common Stock being offered herein and the application of the net proceeds therefrom there would be a total of 3,274,400 shares of Common Stock issued and outstanding with a net tangible book value per share of approximately $0.20. This would represent an immediate increase in net tangible book value of $0.18 per share to existing shareholders and an immediate dilution of $2.80, or 93.33%, of the offering price per share to existing Warrant holders. Dilution is determined by subtracting net tangible book value per share after the Warrants are exercised from the amount paid by Warrant holders for the shares of Common Stock.

     The  following  table  illustrates  the  per  share  dilution:

Offering  price  per  share                                      $3.00

     Net  tangible  book  value  per  share  prior
        to  any  warrants  being  exercised                      $0.02

     Increase  attributable  to  exercising
        warrant  holders                                         $0.18
                                                             ---------
New  tangible  book  value  per  share  after  the  exercise     $0.20
                                                             ---------
Dilution  per  share  to  exercising  warrant  holders           $2.80
                                                             =========

                                 CAPITALIZATION

     The following table sets forth as of December 31, 1998 (i) the actual capitalization of the Company and (ii) the capitalization of the Company after the exercise of Warrants into Common Stock, if all Warrants are exercised.

                                                                   After Warrant
                                        Amount Outstanding         Exercising (1)
                                   -----------------------------  ---------------
Short-Term Debt                    $                   145,250                -

Common Stock, no par value;
50,000,000 shares authorized (2)                 (3) 3,020,000        3,274,400

Retained Earnings
(Accumulated Deficit)                                ($162,620)       ($162,620)
--------------------------------

1.   This table assumes all Warrants are exercised into Common Stock.
2. For detailed information regarding the terms and conditions of the Company's Common Stock see "Description of Securities."
3. Figure represents shares of Common Stock issued and outstanding as of December 31, 1998. As of January 25, 1999, prior to the filing of this Registration Statement, there were 3,074,400 shares of Common Stock issued and outstanding.


                           SELLING SECURITIES HOLDERS

     The Common Stock described herein is being offered solely by the Company to holders of Warrants issued in connection with a private placement of Units completed in December 1998, made in accordance with an exemption from registration under Regulation D, Rule 504 of the Securities Act. No registered shareholders will be selling shares of Common Stock.

                              PLAN OF DISTRIBUTION

     Sales of the Common Stock described herein will be made solely to holders of Warrants issued in connection with a private placement of Units completed in December 1998, made in accordance with an exemption from registration under Regulation D, Rule 504 of the Securities Act, in accordance with the Warrant exercise instructions printed upon each Warrant Certificate as follows:

     "This certifies that, FOR VALUE RECEIVED, _______________________ or assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate, one fully paid and non-assessable share of Common Stock, no par value ("Common Stock"), of Anything Internet Corporation, a Colorado corporation (the
"Company") at any time prior to expiring at the close of business on the anniversary of the issuance date, upon the presentation and surrender of this Warrant Certificate, at the corporate office of the Company, accompanied by payment of $3.00 per share (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Anything Internet Corporation.

     The Company may redeem the Warrants, at a price of $0.01 per Warrant, at any time within 12 months of the date of the closing of the issuance date upon not less than 30 days, nor more than 60 days, prior written notice, provided that the closing bid quotation for the Common Stock as reported by any quotation medium on which the Common Stock is quoted is at least $4.00 for ten consecutive trading sessions ending on the two days prior to the day on which notice of redemption is given.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of exercise of less than all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor for the balance of such Warrants."

     As of the date of this Registration Statement there has been no public market for the Company's Common Stock. The exercise price of the Warrants into shares of Common Stock was arbitrarily determined by the Board of Directors and bears no price relationship to assets, book value, earnings, or other criteria of value. No assurance can be given that a liquid and active public market will ever develop for the Company's Common Stock and, if developed, that it will be sustained. If a market does develop, the shares of Common Stock described herein will be freely transferable and assignable by the holder thereof, except shares held by affiliates, and may be sold in any secondary market that may develop.

                                LEGAL PROCEEDINGS

     The are no material legal proceedings pending or, to the Company knowledge, threatened against the Company.

           DIRECTORS, EXECUTIVE OFFICERS, AND KEY MANAGEMENT PERSONNEL

     The directors, executive officers and key management personnel of the Company, their ages as of January 25, 1999, and their positions with the Company are as follows:

Name               Age  Position
-----------------  ---  ----------------------------------
Robert C. Schick    35  President and Director
Robie Blair         31  Manager of Information Systems
Donald Horning      34  Sales and Customer Service Manager
Alfred W. Delisle   34  Business Development Manager,
    Director
Cameron B. Yost     45  Secretary, Treasurer, Director
J. Scott Sitra      26  Director

     The Board of Directors of the Company is comprised of only one class of director. Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. Officers are elected annually by the Board of Directors and hold office until successors are duly elected and qualified. The following is a brief account of the business experience of each director and executive officer of the Company. There is no family relationship between any Director or Executive Officer of the Company.

     The Company has a compensation committee which was established on September 28, 1998, and consists of Alfred W. Delisle and J. Scott Sitra.

     ROBERT C. SCHICK, President and a Director, co-founded the Company in August 1997. Mr. Schick has over 14 years experience with the computer industry ranging from a computer operator in the U.S. Army to an Apple Products Manager at Tech Data Corporation where he was responsible for over $50+ million dollars a year in revenue; he was also responsible for marketing to Apple's internal sales force as well their 35,000+ resellers. Prior to joining the Company, Mr. Schick was the Southeast Accounts Manager for Bendata, Inc., a software company offering help-desk solutions to corporate MIS departments at Fortune 1000 companies, manufacturers and educational and financial institutions. Before joining Bendata in 1996, Mr. Schick worked at Tech Data, a wholesale electronics distributor, where he was responsible for working with Fortune 1000 companies, negotiating vendor contracts, and overseeing purchasing to maintain an efficient inventory matrix. Throughout his tenure at Tech Data Mr. Schick continually exceed all of his sales and performance quotas. Mr. Schick has held his positions since August 1997.

     ROBIE BLAIR, Manager of Information Systems, has over 10 years of experience in the computer industry ranging from building integrated ceramic capacitors with Kyocera Corporation, formerly AVX Corporation, to a Technical Coordinator for Apple Computer Corporation. Prior to joining the Company, he held the position of Customer Applications Support Engineer at MCI Communications. Mr. Blair has held his position since November 1998.

     ALFRED W. DELISLE, Business Development Manager and a Director, co-founded the Company in August 1997. Mr. Delisle has over 14 years of experience in the hardware and software industry and more than eight years of experience in wholesale distribution with Tech Data Corporation, the world's second largest distributor of personal computers, peripherals, software and related components, where he has held a variety of positions within their high-volume sales division. Prior to working for Tech Data, Mr. Delisle was employed by Boston Micro, a reseller specializing in establishing channel sales relationships between U.S. manufacturers and distributors in Western Europe. Mr. Delisle left his position at Tech Data in December 1998 to focus his full attentions to his duties at the Company. Mr. Delisle has held his positions since August 1997.

     CAMERON B. YOST, Secretary, Treasurer and a Director, is currently the President and Chief Executive Officer of Banyan Corporation, a publicly traded corporation. Banyan designs, manufactures and markets accessory products for personal computers with a focus on notebook computers; Banyan also retains a significant equity position in the Company. See "Principal Shareholders". Prior to joining Banyan in 1995, Mr. Yost worked at Vornado Air Circulation Systems as a co-founder and vice president where he helped generate $2.8 million and $5.7 million in sales during the first and second years of operation, respectively. Prior to Vornado, Mr. Yost materially participated as a principal and executive officer in other successful start-up and turnaround ventures. Mr. Yost has held his positions since October 1998.

     J. SCOTT SITRA, Director, is currently the President and Chief Executive Officer of Sitra Enterprises, Inc., a privately held international management and financial consulting firm specializing in assisting emerging, high-growth companies evolve from the developmental stage into profitable operating entities. Sitra Enterprises has actively participated in the successful growth and development of several private and public companies, and is currently retained by the Company. Mr. Sitra has participated as a principal and executive officer in several successful start-up and turn-around ventures, and has extensive experience working directly with the investment community. In one such venture he took over the offices of President and Chief Executive Officer of Lucky "S" Oil Company, Inc., a privately held Texas oil and gas exploration company, in 1992. Under his leadership, Lucky "S" successfully acquired 100% working interest in 13 producing horizontal oil and gas wells in Frio County, Texas through the United States Bankruptcy Court in San Antonio, Texas for
$310,000. The wells, which were drilled at an initial aggregate cost of $20 million, were producing in excess of 230 barrels of oil per day (BOPD) at the time of acquisition, and generated in excess of $80,000 in gross revenue during the first three weeks of production under Mr. Sitra's management. Mr. Sitra has held his position since October 1998.

                              DIRECTOR COMPENSATION

     Directors are compensated $5,000 annually, which may be taken in the form of cash or securities of the Company. Additionally, the Company reimburses its Directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid during the fiscal year ending June 30, 1998 to the Company's Chief Executive Officer and each of the Company's officers and directors. No executive officers received any compensation in fiscal 1998, no person received compensation equal to or exceeding $100,000 in fiscal 1998, no bonuses were awarded during fiscal 1998, and no persons received compensation from the Company prior to fiscal 1998.

      Name and Principal         Salary  Options Granted (2)
        Position (1)
-------------------------------  ------  -------------------
Robert C. Schick (3)             None                205,000
Alfred W. Delisle (4)            None                110,000
Bernard Sandoval (5)             None                 60,000

(1) Directors Cameron B. Yost and J. Scott Sitra were not elected to the Board of Directors until August 22, 1998 and were compensated, along with Directors Robert C. Schick and Alfred W. Delisle, 5,000 shares of Common Stock with an aggregate value of $800 for services rendered through December 31, 1998.
(2) Currently fully vested, exercisable into Common Stock at $1.00 a share, and expire on February 29, 2000.
(3) Served as President and a Director since co-founding the Company in August 1997.
(4) Has served as the Business Development Manager and Director since co-founding the Company in August 1997.
(5) Co-founded the Company in August 1997 and served as the Marketing Director until September 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding the beneficial ownership of Common Stock as of January 25, 1999 by (i) each Director of the Company, (ii) each executive officer of the Company, (iii) all directors and executive officers as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock.

                                                 Shares Beneficially Owned
                                      --------------------------------------------------
                                                              Percentage Owned(1)
                                                         -------------------------------
                                                              Before            After
Directors and Executive Officers         Shares Held        Exercising       Exercising
------------------------------------  -----------------  -----------------  ------------
Robert C. Schick (2)                            216,897               7.1%          6.6%
   3020 North El Paso, Ste. 103
   Colorado Springs, CO  80907
Alfred W. Delisle (3)                           120,959               3.9%          3.7%
   4525 S. Renellie Dr.
   Tampa, FL  33611-2124
Cameron B. Yost                                  10,000                 *             *
   4740 Forge Rd., Bldg. 112
   Colorado Springs, CO  80907
J. Scott Sitra                                   10,000                 *             *
   P. O. Box 50404
   Austin, TX  78763
All current directors and executive
officers as a group (4 persons) (4)             357,856              11.6%         10.9%

Five Percent Shareholders
------------------------------------

Banyan Corporation
   4740 Forge Rd., Bldg. 112
   Colorado Springs, CO  80907                  800,027              26.0%         24.4%
------------------------------

* Less than 1%
(1) Percentage of ownership is based on 3,074,400 shares of Common Stock issued and outstanding as of January 25, 1999 and 3,274,400 shares of Common Stock issued and outstanding as a result of Warrant Holders exercising their Warrants into Common Stock, assuming all outstanding Warrants are exercised into Common Stock.
(2) Does not include an additional 205,000 shares of Common Stock subject to options which are currently exercisable.
(3) Does not include an additional 110,000 shares of Common Stock subject to options which are currently exercisable.
(4) Does not include an additional 315,000 shares of Common Stock subject to options which are currently exercisable. See notes 2 and 3 above.

                            DESCRIPTION OF SECURITIES

GENERAL

     The Company is authorized by its Articles of Incorporation, as amended, to issue an aggregate of 50,000,000 shares of Class 'A' Common Stock, no par value, ("Common Stock"); 25,000,000 shares of Class 'B' Common Stock, no par value, ("Class B Common Stock"); 10,000,000 shares of Class 'A' Preferred Stock, no par value, ("Class A Preferred Stock"); and 10,000,000 shares of Class 'B' Preferred Stock, no par value, ("Class B Preferred Stock"). As of January 25, 1999 there were 3,074,400 shares of Common Stock issued and outstanding, 3,976,000 on a fully diluted basis, and no shares of Class 'B" Common Stock, Class 'A' Preferred Stock or Class 'B' Preferred Stock. There were also 200,000 Stock Purchase Warrants issued entitling the holder to purchase one share of Common Stock for each Warrant tendered at a purchase price of $3 a share and outstanding options to purchase 500,000 shares of Common Stock at $1.00, all of which are held by early Company founders. The Company has also set aside a reserve of 200,000 shares of Common Stock for an Employee Stock Ownership Program.


COMMON  STOCK

     The Articles of Incorporation authorizes the Company to issue up to 50,000,000 shares of Common Stock, Class A, no par value. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Subject to the rights and preferences of the holders of any outstanding Class 'A' Preferred Stock and/or Class 'B' Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as are declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, holders of Common Stock have the right to a ratable portion of assets remaining after the payment of all debts and liabilities of the Company, subject to the liquidation preferences of the holders of any outstanding Class 'A' Preferred Stock and/or Class 'B' Preferred Stock. Holders of Common Stock have neither preemptive rights nor rights to convert their Common Stock into any other securities and are not subject to future calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of Class 'A' Preferred Stock and/or Class 'B' Preferred Stock that the Company may designate and issue in the future.

CLASS  'B'  COMMON  STOCK

     The Articles of Incorporation authorizes the Company to issue up to 25,000,000 shares of Common Stock, Class B, no par value. As of January 25, 1999 there were no shares of Common Stock, Class B issued or outstanding. The Board of Directors is authorized, subject to certain limitations prescribed by Colorado law, without further action by the shareholders, to issues shares of Class 'B' Common Stock and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. The Company believes that the Board of Directors' power to set the terms of, and the Company's ability to issue, Class 'B' Common Stock will provide flexibility in connection with possible financing transactions in the future. The issuance of Class 'B' Common Stock, however, could adversely affect the voting power of holders of Common Stock and decrease the amount of any liquidation distribution to such holders. The presence of outstanding Class 'B' Common Stock could also have the effect of delaying, deterring or preventing a change in control of the Company. The Company has no present plans to issue any shares of Class 'B' Common Stock.


CLASS  'A'  PREFERRED  STOCK  AND  CLASS  'B'  PREFERRED  STOCK

     The Articles of Incorporation authorizes the Company to issue up to 10,000,000 shares of each: Class 'A' Preferred Stock, no par value, and Class 'B' Preferred Stock, no par value. As of January 25, 1999 there were no shares of either Class 'A' Preferred Stock or Class 'B' Preferred Stock issued or outstanding. The Board of Directors is authorized, subject to certain limitations prescribed by Colorado law, without further action by the shareholders, to issues shares of Class 'A' Preferred Stock and/or Class 'B' Preferred Stock and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. The Company believes that the Board of Directors' power to set the terms of, and the Company's ability to issue, Class 'A' Preferred Stock and/or Class 'B' Preferred Stock will provide flexibility in connection with possible financing transactions in the future. The issuance of Class 'A' Preferred Stock and/or Class 'B' Preferred Stock, however, could adversely affect the voting power of holders of Common Stock and/or Class 'B' Common Stock and decrease the amount of any liquidation distribution to such holders. The presence of outstanding Class 'A' Preferred Stock and/or Class 'B' Preferred Stock could also have the effect of delaying, deterring, or preventing a change in control of the Company. The Company has no present plans to issue any shares of Class 'A' Preferred Stock or Class 'B' Preferred Stock.

WARRANTS

     As of January 25, 1999, the Company had 200,000 Stock Purchase Warrants issued in conjunction with a private placement of Units completed in December 1998 made in accordance with an exemption from registration under Regulation D, Rule 504 of the Securities Act. Each outstanding Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $3.00 per share through January 15, 2000 at which time the Warrants expire. The Warrants contain provisions that protect the holder against dilution by adjustment of the exercise price in certain events, including, but not limited to, stock dividends, stock splits (forward and reverse), reclassifications and/or mergers. The holder of a Warrant does not possess any rights as a shareholder of the Company. The shares of Common Stock, when issued upon the exercise of the Warrants in accordance with the terms thereof, will be fully paid and non-assessable.

     The Company may redeem the Warrants, at a price of $0.01 per Warrant, at any time through January 15, 2000 upon not less than 30 days, nor more than 60 days, prior written notice, provided that the closing bid quotation for the Common Stock as reported by any quotation medium on which the Common Stock is quoted is at least $4.00 for ten consecutive trading sessions ending on the two days prior to the day on which notice of redemption is given.

                          TRANSFER AGENT AND REGISTRAR

     The  Company's  transfer agent and registrar for the Common Stock is Oxford
Transfer Register. Oxford's address is 317 S.W. Alder, Ste. 1120, Portland, Oregon 97205, and their telephone number and fax numbers are (503) 225-0375 and
(503)  273-9168,  respectively.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     The financial statements of the Company at June 30, 1998, included in this Registration Statement, have been audited by J. Paul Keynote, CPA, P.C. as indicated in their report with respect thereto and are included herein in reliance upon authority of said firm as experts in giving said reports.

     The Company retains William M. Ziering, Esq., of San Francisco, California as its legal counsel in the advisement of securities related matters, including the validity of the issuance of the securities offered hereby.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     Pursuant to Colorado law, the Company's Board of Directors has the power to indemnify officers and directors, present and former, for expenses incurred by them in connection with any proceeding they are involved in by reason of their being or having been an officer or director of the Company. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The Company's By-Laws grant this indemnification to the Company's officers and directors.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors or officers of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             DESCRIPTION OF BUSINESS

OVERVIEW

     Anything Internet Corporation is a rapidly growing Internet based discount retailer of over 171,000 computer hardware, software and peripheral products to end consumers and businesses. Through its Internet storefronts - www.anythingpc.com, www.anythingmac.com, and www.anythingunix.com - Anything Internet offers one-stop shopping to its customers 24 hours a day, seven days a week. In addition to its wide array of product offerings, Anything Internet's storefronts feature competitively priced "best seller" products, an easy-to-use graphical interface, a powerful search engine to locate any product desired, a unique "quote monkey" for pricing assistance on hard-to-find products, and a special "notify me" feature that automatically notifies customers when a backordered product arrives in stock and keeps the customer appraised of the estimated time of arrival.

     Since its incorporation on August 15, 1997, under the laws of the state of Colorado, the Company has experienced tremendous growth in both monthly revenues and visitors, or unique "hits", to its various Internet storefronts. Monthly sales have since climbed to over $300,000 in December 1998. Over the same period of time the number of unique monthly hits have grown to over 100,000. To enhance the Company's brand awareness and monthly traffic to its Internet storefronts, the Company has begun entering into strategic marketing alliances with popular Internet content providers and sites of interest such as C|Net's Shopper.com and technology enablers such as Digital River, Inc. (NASDAQ: DRIV). The Company is currently in negotiations with several other popular content providers and sites of interest to greatly expand the number of such strategic alliances to further enhance its Internet storefronts' technology, expand brand awareness, monthly traffic and subsequent revenues.

INDUSTRY  OVERVIEW

Growth  of  the  Internet  and  Online  Commerce

     The Internet has emerged as a significant global medium for communications, information and commerce, enabling millions of people to share information and conduct business electronically. The Company believes growth in Internet usage and online commerce has been fueled by a number of factors including: (i) the large and growing installed base of advanced personal computers in the home and office; (ii) improvements in network infrastructure and bandwidth; (iii) easier and cheaper access to the Internet; (iv) increased awareness of the Internet among consumer and business users; and (v) the rapidly expanding availability of online content and commerce which increases the value to users of being connected to the Internet. According to International Data Corporation ("IDC"), a market research firm, the number of Internet users worldwide will grow from approximately 69 million at the end of 1997 to approximately 320 million by 2002. At the same time, IDC predicts that the value of goods and services purchased over the Internet will grow from $12 billion in 1997 to approximately $425 billion annually by 2002. In addition, IDC estimates that the percentage of such Internet users buying goods and services on the Internet will increase from 26% in 1997 to 40% in 2002. The largest segment of Internet sales is expected to be from computer hardware, software and consumer electronics purchases.

Traditional  Computer  Retailing

     The traditional computer retail industry includes both store- and catalog-based companies. The Company believes that these retailers face inherent structural limitations that may not allow them to take full advantage of the growing worldwide market for computer hardware, software and peripheral products. The computer retailing industry is characterized by a broad array of products, rapid product obsolescence, and continuous new product introductions.

     Store-based retailers have limited shelf space due to costly inventory, store personnel and real estate considerations that limit the number of stock keeping units (SKUs) they can offer to their customers. The Company believes that large store-based retailers typically carry only about 4,000 SKUs. As a result, hardware and software manufacturers compete for scarce retail shelf space and access to the large distributors that supply the store-based retailers. Thus, manufacturers incur a significant expense to gain this access and retailers face the risk of carrying inventory that may quickly become obsolete. In addition, the store-based retailers' merchandising process, which requires that the retailer physically obtain, set up, and display product limits the speed at which these retailers can change their merchandise mix and offer new products. Furthermore, because store-based retailers must make significant investments in inventory, real estate and on-site personnel, they are not able to expand quickly into new geographic regions. Personnel costs also limit the number of hours during which store-based retailers may operate, thereby limiting customer access and convenience. Additionally, store-based retailers face challenges in hiring, training and retaining knowledgeable sales staff conversant and up-to-date on the broad array of hardware and software products.

     Catalog retailers offer their customers the convenience of shopping from home or the office and more flexible hours of operation, but they are still constrained by catalog mailing, printing and associated expenses as to the number of SKUs they can feature and the amount of product information they can provide. The Company believes that a typical catalog retailer carries up to 40,000 SKUs, but typically only features 2,000 - 3,000 SKUs in any single catalog. Furthermore, the entire catalog shopping experience is, in general, neither interactive nor personalized, yet requires extensive personnel support and manual intervention on behalf of the retailer to take and process orders. The Company also believes that many catalog retailers focus primarily on the corporate marketplace.

     The Company believes that the business model of the traditional computer retail industry results in inefficiencies that are exacerbated by, among other things, the broad array of products and the rapid change that characterize the computer industry. The Company believes that Internet-based computer retailers are well positioned to solve and capitalize on these inefficiencies.

ANYTHING  INTERNET'S  SOLUTION

     The Company understands the key business challenges of the computer retailing industry and has adapted to the unique environment of the Internet to address those and anticipated future challenges. The Company believes that the key operating advantages of its Internet storefronts are:

Attractive Economics of the Internet Storefront -- As an Internet-only retailer, the Company is not constrained by the inherent limitations of store- and catalog-based retailers. The Company enjoys structural economic advantages relative to traditional retailers, including: (i) low-cost and essentially unlimited shelf space; (ii) flexible advertising and affordable merchandising opportunities; (iii) lower personnel requirements; (iv) scaleable technology and systems that can serve a fast-growing customer base; and (v) the ability to serve a worldwide customer base from a single, domestic location. The Company intends to leverage its Internet storefronts, content provided, marketing and technology over a growing global customer base resulting in substantial economies of scale that the Company believes should enable it to achieve greater operating margins and profitability compared to tradition retailers.

Customer Convenience -- The Company provides enhanced customer convenience by enabling customers to purchase computer hardware, software and peripheral products from either their home or office 24 hours a day, seven days a week. The Company believes that customers may buy more items because they have more hours to shop, can act immediately upon impulse, and can readily locate items that are difficult to find in retail stores or catalogs.

Selection -- Because the Company's shelf space is low-cost and virtually limitless, the Company offers one of the most comprehensive selections of products available. To offer such a large selection would be economically and physically impractical to stock in a retail store or publish in a mail-order catalog. The Company currently offers more than 171,000 computer hardware, software and peripheral products.

Low-Cost Distribution Channel for Manufacturers -- Unlike traditional store or catalog retailers that often charge manufacturers for "shelf space", the Company can offer the same manufacturers electronic "shelf space" with no up-front cost. This benefits the Company in better margins on certain products, the manufacturer gains additional retail presence with no up-front costs, and the buyer gets access to desired products at extremely competitive price.

Customer Service -- The inherent nature of the Internet allows for improved pre- and post-sales support via both e-mail and telephone. Customers may inquire about the status and tracking of their orders via the Company's Internet storefronts. Also, customers can choose to be notified automatically when a backordered product they desire has arrived in stock and is available for shipment.

Worldwide Customer Base -- Because the Internet is worldwide in scope, the Company can offer its entire product line to customers in domestic, international, urban and rural locations where finding the product desired by the customer is not always a simple task.


STRATEGY

     The Company's objective is to become the leading global Internet-only retailer of computer hardware, software and peripheral products to the consumer and business marketplaces. The Company intends to capitalize on and extend its market position as one of the first Internet-only retailers of computer hardware, software and peripheral products through the following key strategies:

Building Brand Awareness -- The Company believes that building brand awareness of its Internet storefronts is critical to attracting and expanding its customer base. The Company intends to continue building brand awareness and expanding its customer base through various marketing methods, including: (i) strategic alliances with various Internet content providers and sites of interest; (ii) Internet marketing campaigns, including both general and direct advertising;
(iii) creating many general and specific "links" to the Company's Internet storefronts; (iv) targeted non-Internet marketing programs aimed at generating sales from consumers and businesses; and (v) specialized programs directed towards building repeat business from existing customers.

Promote Repeat Purchases -- The Company's strategy is to build customer loyalty and thereby promote repeat buying by providing enhanced product information to consumers, efficient site navigation and search capabilities, personalized services and targeted communications and promotions, and a broad range of immediately available products.

Leverage and Further Develop Strategic Relationships -- The Company intends to continue to leverage its strategic marketing alliances with popular portals and sites of interest such as C|Net's Shopper.com and technology enablers such as Digital River, Inc. (NASDAQ: DRIV) to enhance its Internet storefronts' technology, expand brand recognition and increase site traffic and subsequent customer sales. The Company also intends to expand its online visibility and may enter into relationships with additional Internet access providers, search engines and other high-traffic Internet sites.

Maintain Technology Focus and Expertise -- The Company intends to continue maximizing the unique efficiencies of the Internet, such as the ability to make changes in merchandising and content in real-time and at low cost, to (i) increase merchandising effectiveness, (ii) personalize the customers' experiences, and (iii) improve operating efficiencies. The Company is developing systems to personalize visitors' shopping and post-shopping experiences. By targeting content and promotions such as e-mails, newsletters and store advertising, the Company can deliver more compelling promotional programs. The Company also intends to use such technology to lower transaction costs and improve the customer's online shopping experience through (i) the automation of customer service functions such as automated e-mail responses and online in-stock status; (ii) product management such as using automation to update the product databases and create upsells and links to product reviews; and (iii) communications with suppliers for purchasing and automated payment methods for accounting.

Strengthen First-Mover Advantages -- The Company believes that significant barriers exist that are making it increasingly difficult to enter the online computer products marketplace in a cost-effective manner. These barriers include: (i) the necessary up-front investment in technology and technical infrastructure, such as that required for real-time processing of both payment and order fulfillment; (ii) the time and expense required to build a brand that effectively draws customers to an Internet site; (iii) the time, expense and expertise necessary to develop publisher and distributor relationships; and (iv) the need to develop strategic alliances with high-traffic, high-profile Internet sites. The Company intends to extend its first-mover advantages in each of these areas.

THE  STOREFRONTS

     Customers access the Company's Internet storefronts through www.anythingpc.com, www.anythingmac.com or www.anythingunix.com and are presented with a simple, intuitive and easy to use graphical interface. The Company has learned that customers entering the storefronts generally fall into one of two categories: (i) they are looking for specific product and wish to purchase it quickly and at a competitive price; or (ii) they are browsing the store and seeking an entertaining and informative shopping experience. The Company's Internet storefronts are designed to satisfy both types of customers. Just like a physical retail store, customers can browse the departments of the store, search for specific needs, view promoted products, obtain product information, order products, and ask for customer service. Unlike the traditional retail store, this can all be accomplished from the comfort and convenience of the customer's home or office.

     Shoppers purchase products by simply clicking on a button to add products to their "virtual" shopping baskets. Customers can add and/or subtract products from their shopping baskets as they browse, prior to making a final purchase decision, just as in a physical retail store. To execute orders, customers click on the buy button and are prompted to supply shipping and, in the case of consumers, credit card details, either by e-mail or by telephone. The store design enables purchasers to buy several products at once, rather than having to repeat the same purchase process for each desired product. All customer information is stored on the Company's secure server and is used to enhance subsequent shopping experiences by the repeat customer and better enable the Company to target special promotions. This process is highly automated, but the Company does accept orders, questions and requests for product information via the telephone for those customers who are concerned about sending credit card information over the Internet.


MARKETING  AND  PROMOTION

     The Company's marketing strategy is to promote, advertise and increase its brand visibility to attract new customers through multiple channels, including:
(i) developing strategic alliances with major portal sites, (ii) advertising on leading Internet sites and other media worldwide, (iii) expanding the Company's affiliates network and linking programs, and (iv) direct marketing to existing and potential customers. The Company believes that the use of multiple marketing channels reduces reliance on any one source of customers, lowers customer acquisition costs, and maximizes brand awareness.

Strategic Alliances -- The Company pursues strategic relationships to expand the Company's online presence, increase its access to online customers, expand brand recognition, and enhance the underlying technology of its Internet storefronts. In pursuing these relationships, the Company seeks exclusive or semi-exclusive positioning for the sales of computer related products on key screens of major Internet sites. To date, the Company has established successful strategic alliances with C|Net Shopper.com and Digital River, Inc. (NASDAQ: DRIV).

     C|Net's Shopper.com is a leading Internet consumer price comparison "robot" service that compares prices and availability on over 100,000 computer products, including those sold by the Company. The Company's Internet storefronts receive a substantial number of hits per day directly from C|Net's Shopper.com. The leads generated as a result of C|Net's Shopper.com are typically consumers looking for a specific product at a low price with immediate availability and are ready to buy. For this service the Company pays C|Net's Shopper.com $500 a month for the first 2,000 hits and $0.25 a hit afterwards. The Company is using its success with Shopper.com as a model for entertaining other similar strategic alliances.

     Digital River, Inc. offers the world's largest online databases of software products. The company provides more than 2,000 software publishers and online dealers with its proprietary technology for Internet delivery of more than 131,000 software and other digital products. As a result of its strategic alliance with Digital River, the Company is now able to offer its customers seamless, yet secure, on-demand downloading of any software title via the Internet.

Online Advertising -- In addition to its primary strategic alliances, the Company utilizes numerous online sales and marketing techniques to increase brand recognition and drive traffic to the Company's Internet storefronts, including banner advertising on various high-traffic Internet sites. Such banner advertisements can be permanently displayed for designated periods of time or displayed when a user searches for information relating to certain keywords (ie. "printers" or "software").

Direct Marketing -- The Company believes that the demographics of Internet users overlap one-to-one with the demographics of potential computer hardware, software and peripheral purchasers and that the Internet provides additional opportunities for direct marketing to the Company's customers through a variety of mechanisms. The Company is exploring such direct marketing opportunities targeting new and existing customers with customized offers such as an e-mail newsletter, special product offers and preferred customer offers.

Linking  --  The  Company  believes  it  is important to create as many Internet
"links" to its Internet storefronts as possible. The Company has begun an aggressive program to increase the number of links from search engines, manufacturers' Internet sites, community, affinity and basic home pages.

Customer Service -- The Company believes its ability to establish and maintain long-term relationships with its customers and encourage repeat visits and purchases depends, in part, on the strength of its customer support and service. Customer support and service personnel are responsible for handling general customer inquiries, answering customer questions about the ordering process, and investigating the status of orders, shipments and payments. The Company has automated certain of the tools used by its customer support and service staff, including the tracking screens that enable its support staff to track a transaction by any of a variety of information sources. At any point in the purchasing process, customers can access the Company's support staff by e-mail, fax or telephone. Customers who are reluctant to enter their credit card numbers through the Internet site are also invited to call the Company directly for purchases. The Company currently employees a growing staff of dedicated customer support and service personnel.

TECHNOLOGY  AND  SYSTEMS

     The Company uses complex proprietary and commercially licensed technology to make both the customer experience and the management reporting process as seamless and simple as possible with minimal human intervention necessary. To that end, the Company has developed technologies and systems to support scaleable, flexible and seamless online reselling in a secure and easy to use manner. By using a combination of proprietary and commercially available technologies, the Company has deployed systems for online content dissemination, online transaction processing, customer service, market analysis and electronic data interchange.

Scaleability an Flexibility -- The architecture of the Company's hardware and software is built upon a distributed transaction-processing model which allows the process load to be distributed among multiple parallel servers. This architecture allows the Company to scale by either adding new servers or increasing the capacity of existing servers. The Company's hardware and software configuration is designed to scale to support growth while maintaining user performance and minimizing the cost per transaction. In the rapidly changing Internet environment, the ability to update this system in order to stay current with new technologies is important. The system's template technology and modular database design allow the addition or replacement of software components, page layout templates, and search and retrieval engines with minimal effort and disruption. This architecture also enables low-cost, rapid deployment of additional, co-branded Internet sites that integrate with the Company's other Internet storefronts.

Seamlessness -- The Company's multiple hardware and software systems integrate seamlessly to manage real-time transactions with limited human intervention. Orders for products are routed to the appropriate contact person or distributor while the customer's credit card is charged. Orders requiring human intervention are automatically routed for processing by a customer service representative.

Store Engine Architecture -- The Company's hardware and software systems are based upon a distributed transaction-processing model that allows applications and data to be distributed among multiple parallel servers. Many of the software components, and the pages of the Company's Internet storefronts, are developed in a manner that enables the separation of the page look and feel from the individual data elements and their associated database lookups. This separation permits frequent changes to product pricing information, reduces software and database updates for Internet site changes, and minimizes the engineering required to maintain a growing number of items and content. The Company utilizes technology that also enables Internet storefronts with different formats to integrate various elements such as search, vendor and product pages. This technology allows the Company to maintain several Internet storefronts over a single order processing and customer service system.

Data Warehouse -- The Company utilizes a database management system to index, retrieve and manipulate product information, content, product catalogs, orders and transaction and customer information. This system allows for rapid searching, sorting, viewing and distribution of a large volume of content. The Company deploys a data warehouse that enables it to access detailed transaction and customer interaction data and perform proprietary market analysis. The data warehouse provides a unified platform for the store engine and other components. This data warehouse system incorporates commercially available hardware and software combined with proprietary software of the Company in a configuration developed internally.

Customer Reassurance -- A critical issue to the success of online retailing is maintaining the integrity of information, particularly the security of customer information such as credit card numbers. The Company believes that its existing security systems are at least as secure as those used for traditional retail store transactions and that it has a comprehensive security strategy. The Company's system automatically monitors each purchase and confirms each order by e-mail to the customer within minutes after the order is placed.

Fault Tolerance and Scaleable Internet Access -- The company's systems are designed for automatic transfer to "hot" spare systems in the event of failure and are equipped with fully automated reporting tools. These tools provide automated trouble notification and detailed event logging. A load distribution system monitors traffic to each server. Should a system fail to respond to a request, the automated distribution system will redistribute traffic among the remaining machines with no loss of user functionality. In addition, the Company maintains redundant servers in both California and Colorado to further minimize the chance of loss or system disruption.

     Notwithstanding these precautions, there can be no assurance that either the security mechanisms of the Company's Internet provider, the Company, or the Company's other suppliers will prevent security breaches or service breakdowns. Despite the implementation of network security measures by the Company, its servers may be vulnerable to computer viruses, physical or electronic break-ins, and other disruptions that could lead to interruptions, delays, loss of data, or the inability to accept and fulfill customer orders and could have a material adverse effect on the Company's finances, prospects, financial condition and results of operation.


COMPETITION

     The online commerce market is new, rapidly evolving, and intensely competitive. Current and new competitors can launch new sites at a relatively low cost. In addition, the computer products retail industry is intensely competitive. The Company currently or potentially competes with a variety of other companies. These competitors include (i) various traditional computer retailers including CompUSA and MicroCenter, (ii) various mail-order retailers including CDW, MircoWarehouse, Insight, PC Connection and Creative Computers,
(iii) various Internet-focused computer retailers including Egghead.com, beyond.com, Cyberian Outpost and BuyComp.com, (iv) various manufacturers that sell directly over the Internet including Dell, Gateway and Apple, (v) a number of online service providers including America Online and the Microsoft Network that offer computer products directly or in partnership with other retailers,
(vi) some non-computer retailers such as Wal*Mart that sell a limited selection of computer products in their stores, and (vii) computer products distributors which may develop direct channels to the consumer market. Increased competition from these and other sources could require the Company to respond to competitive pressures by establishing pricing, marketing and other programs or seeking out additional strategic alliances or acquisitions, any of which could have a material adverse affect on the business, prospects, financial condition and results of operations of the Company.

     The Company believes that the principal competitive factors in its market are brand recognition, selection, price, variety of value-added services, ease of use, site content, fulfillment, reliability, quality of search tools, customer service and technical expertise. Many of the Company's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing and other resources than the Company. In addition, online retailers may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. The Company is aware that certain of its competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to Internet site and systems development than the Company. Increased competition may result in reduced operating margins, loss of market share, and a diminished brand franchise, any of which would have a material adverse effect on the Company. Moreover, companies that control access to transactions through network access or Web browsers currently promote, and will likely continue to promote, competitors of the Company. There can be no assurance that the Company will be able to respond effectively to increasing competitive pressures or to compete successfully with current and future competitors.

INTELLECTUAL  PROPERTY

     The Company claims common law trademark for its logo, corporate name, and Internet storefronts - AnythingPC, AnythingMAC and AnythingUNIX. The Company also has reserved the rights to hundreds of Internet domain names, including www.anythinginternet.com, www.anythingpc.com, www.anything.mac.com, www.anythingunix.com and www.anythingcellular.com.

EMPLOYEES

     The Company believes its success depends to a significant extent on its ability to attract, motivate and retain highly skilled management and employees. To this end, the Company focuses on incentive programs such as employee stock options and competitive compensation and benefits packages for its employees to foster a corporate culture which is challenging and rewarding, yet fun. As of January 25, 1999, the Company had seven employees: six full-time and one part-time. Currently full-time employees receive health and dental plans after 90 days of employment. The Company also employs, from time to time, a limited number of independent contractors and temporary employees on a periodic basis. None of the Company's employees are represented by a labor union and the Company considers its labor relations to be good.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

RESULTS  OF  OPERATIONS

Fiscal  Year  1998  Ending  June  30,  1998

     The Company was incorporated under the laws of the State of Colorado on August 15, 1997. June 30, 1998 marked the end of the Company's first fiscal year, which, as a result of the ending day of the fiscal year, was a short year for the Company.

     Net sales for the fiscal year ending June 30, 1998 were $657,988. All of these sales were a result of the Company establishing its first Internet storefronts and generating initial customer traffic and orders through these Internet storefronts.

     Gross profits for the fiscal year ending June 30, 1998 were $44,666, or 6.8% of sales. Gross profit margins for Internet retailers have historically been significantly lower than traditional brick-and-mortar retailers as a result of the deep price discounts typically offered to Internet customers.

     Selling, general and administrative (SG&A) expenses for the fiscal year ending June 30, 1998 were $69,428. The major components of these expenses for the fiscal year were the acquisition costs of office and computer equipment and software development costs.

     The net loss for the fiscal year ending June 30, 1998 amounted to $24,762, or $4.27 a share. There were 5,800 shares issued and outstanding as of June 30, 1998, on both a basic and fully diluted basis. The net loss was primarily attributable to expensing initial start-up costs.

Six-Months Ending December 31, 1998 Compared to Six-Months Ending December 31, 1997

     Net sales for the six-months ending December 31, 1998 were $1,650,464, an increase of 27,453% over $5,990 for the same period a year ago. The increase in net sales was driven primarily by increasing customer awareness of the Company's Internet storefronts, building brand awareness, improving Internet storefront content, and substantially increasing the number of products available through its Internet storefronts to more than 171,000 different computer hardware, software and peripheral products. In addition, as of December 31, 1998 the Company had sold products to approximately 5,956 unique customers.

     Gross profits for the six-months ending December 31, 1998 were $75,691, or 4.6% of sales, compared to ($776), or (13.0%) of sales, for the same period a year ago. The increase in gross profit was due to increased product sales as discussed above and improved product pricing practices.

     Selling, general and administrative (SG&A) expenses for the six-months ending December 31, 1998 were $182,368, an increase of 1,686% over $10,210 for the same period a year ago. The dollar increase in SG&A over the prior same period is the result of additional costs incurred in handling higher order volumes, increased computer and technology acquisitions for handling increase Internet storefront traffic, and increased staffing demands.

     The net loss for the six-months ending December 31, 1998 was $137,857, or $0.46 a share, an increase of 1,155% over $10,987, or $1.89 a share, for the same period a year ago. The increase in net loss is attributable to increased SG&A expenses and capital expenditures.

     The Company does not believe that inflation has had a material adverse effect on sales or income since its inception on August 15, 1997. Increases in product or other operating costs may adversely affect the Company's operations; however, the Company believes it will be able to maintain its present gross profit margins by monitoring and adjusting the prices of the products it sells to offset increases in costs of goods sold or other operating costs.

     Based on its experience to date, the Company believes that its future operating results may be subject to quarterly variations based on a variety of factors, including seasonal buying patterns in the computer industry. Such effects may not be apparent in the Company's operating results during a period of expansion. However, the Company can make no assurances that its business can be significantly expanded under any circumstances.

Liquidity  and  Capital  Resources

     The Company's operations to date have concentrated on developing its Internet storefronts, building brand recognition and a loyal customer following, and securing the financing necessary to fund the development, operations and expansion of its business.

     As of December 31, 1998, the Company had $24,597 cash on hand, accounts receivable of $57,681, and a receivable note of $18,023. The Company also had bank credit lines aggregating $85,000 with $18,634 available for immediate usage. In addition, the Company had several supplier lines of credit, including Tech Data, $50,000; Ingram Micro, $75,000 (as of January 25, 1999, Ingram Micro was in the process of increasing this credit line to $300,000); Merisel, $5,000; and Pinacor, $5,000. Additionally, Reseller Credit Corporation finances corporate purchase orders on behalf of the Company for products supplied by Ingram Micro.

     As of December 31, 1998, cash used by operating activities, since its inception on August 15, 1997, totaled ($192,746). The majority of the cash flow used in these operating activities was the result of SG&A expenses and initial business start-up costs.

     As of December 31, 1998, cash used by investing activities, since its inception on August 15, 1997, totaled ($99,722). All of these investments were in office equipment, technology and software development.

     As of December 31, 1998, cash provided by financing activities, since its inception on August 15, 1997, totaled $297,866. The majority of this financing was the result of borrowing activities, utilizing credit facilities, and completing a successful private placement in December 1998 which yielded net proceeds of $200,000.

     The Company expects to continue making significant investments in the future to support its overall growth. Currently, it is anticipated that ongoing operations will be financed primarily from the net proceeds of the anticipated exercise of the Warrants the Common Stock being registered herein underlie, the various credit facilities available to the Company, and from internally generated funds. However, as indicated in the Company's most recent financial statements available herein, while operating activities provide some cash flow, the Company is currently cash flow negative. There can be no assurances that the Company's ongoing operations will begin to generate a positive cash flow or that unforeseen events may not require more working capital than the Company currently has at its disposal.

Year  2000  Compliance

     Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. This could result in system failures or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. The Company utilizes third-party equipment and software that it believes is Year 2000 compliant. The Company is in the early stages of conducting an audit of its third-party suppliers as to the Year 2000 compliance of their systems. The Company does not believe it will incur significant costs in order to comply with Year 2000 requirements. However, failure of the Company's internal computer systems or of such third-party equipment or software, or of systems maintained by the Company's suppliers, to operate properly with regard to the Year 2000 and thereafter could require the Company to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on the Company's business, financial condition and results of operations.

                             DESCRIPTION OF PROPERTY

     The Company maintains offices in Colorado Springs, Colorado at 3020 North El Paso in a 2,069 square foot office space through a one-year lease that commenced on June 3, 1998. The Company pays $1,280 a month, utilities included, for this leased office space.

                              CERTAIN TRANSACTIONS

     On August 22, 1998, the Company entered into a Share Exchange Agreement with Banyan Corporation, a publicly traded company listed on the OTC Electronic Bulletin Board under the trading symbol "BANY". Under the terms of the Share Exchange Agreement, the Company caused the issuance of 1,000,000 shares of its Common Stock to Banyan pursuant to exemptions under Section 4(2) of the Securities Act and Regulation D thereunder in exchange for 200,000 shares of Banyan Common Stock, issued pursuant to exemptions under Section 4(2) of the Securities Act and Rule 144 thereunder. The then market price for Banyan's Common Stock was $0.20 a share, resulting in an effective price of four cents a share for the Company's Common Stock.

     In addition to the shares of Banyan Common Stock received, the Company was also granted options to purchase 300,000 additional shares of Banyan Common Stock, vested immediately, as follows: 100,000 shares at 50 cents a share, expiring February 28, 1999; 100,000 shares at $1.00 a share, expiring August 31, 1999; and 100,000 shares at $2.00 a share, expiring August 31, 2000.

     As part of the Share Exchange Agreement, Banyan was empowered to appoint two Directors to the Company's Board of Directors. Banyan appointed its President and Chief Executive Officer, Cameron B. Yost, and its outside management and financial consultant, J. Scott Sitra.

     Subsequent to the Share Exchange Agreement, the Company elected to reclassify itself from an Internal Revenue Service subchapter "S" corporate classification to a subchapter "C" corporate classification and transition the closing day of its fiscal year from December 31st to June 30th.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Prior to the filing of this Registration Statement there has been no market for the Company's Common Stock, and there can be no assurance that a liquid and active market will ever develop, or if developed, that it will be sustained. Application is being made for the quotation of the Company's Common Stock on the OTC Electronic Bulletin Board market under the proposed trading symbol "ANYI."

     The initial trading price of the Company's Common Stock, once it is approved for trading, will be determined by the negotiation between the Company and the initial Market Maker posting bid and ask quotations for the Company's Common Stock, and will not necessarily bear any direct relationship to the Company's assets, earnings, book value or other generally accepted criteria of value.

     As of January 25, 1999, the Company had approximately 176 shareholders of record. This does not include shareholders who hold stock in their accounts at broker-dealers.

                                 DIVIDEND POLICY

     The Company has never declared or paid any dividends on its capital stock. The Company currently intends to retain all available funds and any future earnings of its business for use in the operation of its business and does not anticipate paying any cash or other dividends in the foreseeable future. The declaration, payment and amount of future dividends, if any, will depend upon the future earnings, results of operations, financial position and capital requirements of the Company, among other factors, and will be at the sole discretion of the Board of Directors.

                         SHARES ELIGIBLE FOR FUTURE SALE

     The Company is authorized to issue up to 50,000,000 shares of its Common Stock. If all warrants, stock options, and Employee Stock Ownership Program reserves are exercised and released, the Company would have 3,976,000 shares issued and outstanding (fully diluted basis). In such an event, the Company would have approximately 46,024,000 shares of authorized, but unissued, Common Stock available for issuance without further shareholder approval. Any issuance of additional shares of Common Stock may cause current shareholders to suffer significant dilution, which may adversely affect prevailing market prices, should a market for the Company's Common Stock ever develop.

     Additionally, in the event a market does develop for the Company's Common Stock, future sales of substantial amounts of Common Stock into the public market could adversely affect any prevailing market prices and the Company's ability to raise equity capital in the future.

     As of January 25,1999, the Company had 3,074,400 shares of Common Stock issued and outstanding. Of these shares, 500,400 shares are currently restricted from resale pursuant to Section 4(2) of the Securities Act and Rule 144 thereunder. Subject to the volume and other restrictions of Rule 144, 185,000 of these shares become eligible for sale on August 22, 1999; 400 of these shares become eligible for sale on January 10, 2000; and 315,000 of these shares become eligible for sale on August 22, 2000.

     As of January 25, 1999, the Company had outstanding 500,000 fully vested options to purchase shares of the Company's Common Stock at an exercise price of $1 a share. These options are held by early shareholders in the Company and expire on February 29, 2000. The Company has not filed any registration statements with the SEC to register any of the Common Stock underlying these options. The Company anticipates filing a Form S-8 registration statement with the SEC in the future to register the Common Stock underlying these options, but until it files such a registration statement any shares of Common Stock issued to exercising option holders will be subject to the resale restrictions of Rule 144.

     On January 10, 1999, the Company set aside a reserve of 200,000 shares of Common Stock to establish an Employee Stock Ownership Program (ESOP). As of January 25, 1999, no shares had been issued or authorized for issue under the Company's ESOP. While it is anticipated this reserve will be sufficient to satisfy the needs of the Company's ESOP for the next several years, it is possible the Company could use the entire reserve at any time. Common Stock issued to employees through the Company's ESOP may or may not have any restrictions attached thereunder.

     In addition, because the 800,027 shares of Common Stock held by Banyan Corporation equates to an ownership level exceeding 10% of the total issued and outstanding shares of the Company's Common Stock, it is deemed a "control person" as defined in the Securities Act. While the shares of Common Stock owned by Banyan are not subject to any trading restrictions per se, control persons are always subject to the volume restrictions on sales of their holdings as defined in Rule 144 of the Securities Act. As such, Banyan may be limited to the number of shares it may sell during any given future period of time.

     In general, under Rule 144 as currently in effect, an affiliate of the Company or person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (two years for insiders) will be entitled to sell in any three-month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of the Company's Common Stock or (ii) the average weekly trading volume of the Company's Common Stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC. Sales made pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice and the availability of current public information about the Company. A person (or persons whose shares are aggregate) who is not deemed to have been an affiliate of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned the shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the limitations described herein.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     On September 1, 1998, the Company engaged J. Paul Kenote, CPA, P.C. as its independent public accountants. The Company had no prior independent auditor.

                              FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS AS OF JUNE 30, 1998 FOR THE FISCAL YEAR ENDING JUNE 30, 1998

CONTENTS

Independent  Auditor's  Report                                  F-1

Balance  Sheet                                                  F-2

Statement  of  Operations                                       F-4

Statement  of  Changes  in  Stockholders'  Equity               F-4

Statement  of  Cash  Flows                                      F-5

Notes  to  Financial  Statements                                F-6

                          INDEPENDENT AUDITOR'S REPORT


To  the  Board  of  Directors
Anything,  Inc.
Colorado  Springs,  Colorado

We have audited the accompanying balance sheet of Anything, Inc. as of June 30, 1998 and the related statements of operations, changes in shareholders' equity and cash flows for the period from August 15, 1997 to June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present, in all material respects, the financial position of Anything, Inc. at June 30, 1998 and the results of their operations and their cash flows for the period beginning August 15, 1997 to June 30, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is attempting to establish itself as a player in a very competitive market. It also has a substantial need for cash to finance its development stage and ongoing activities. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in
Note 6. The accompanying financial statements do not include any adjustments relating to the recover ability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.



/s/  J.  Paul  Kenote
----------------------------------
     J.  PAUL  KENOTE,  CPA,  P.C.
     Portland,  Oregon

December  21,  1998

                                 ANYTHING, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                  June 30, 1998

                   ASSETS

Current assets:
  Cash                                     $42,114
  Accounts receivable, trade                14,591
                                           -------
                                            56,705
                                           -------

Furniture and fixtures:
  Office furniture and equipment            14,461
  Less accumulated depreciation              2,892
                                           -------
                                            11,569
                                           -------

Other assets:
  Software development costs, net of
   Accumulated amortization of $4,088       21,984
  Deferred tax benefit, net of valuation
   Allowance of $7,321 (Note 5)                  -
  Deposits                                   1,380
                                           -------
                                            23,364
                                           -------

                                           $91,638
                                           =======

                                 ANYTHING, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                  June 30, 1998

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable (Note 2)                                 $ 25,500
  Note payable - line of credit (Note 3)                   32,038
  Accounts payable, trade                                  17,441
  Accrued expenses                                          5,221
                                                         ---------
                                                           80,200
                                                         ---------

Commitment (Note 4)

Stockholders' equity:
  Common stock, no par value, 1,000,000 shares
   Authorized; 5,800 issued and outstanding                36,200
  Deficit accumulated during development stage (Note 6)   (24,762)
                                                         ---------
                                                           11,438
                                                         ---------
                                                         $ 91,638
                                                         =========

                                 ANYTHING, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

              For the Period From August 15, 1997 to June 30, 1998


Sales                                          $ 657,988

Cost of sales                                    613,322
                                               ----------
Gross margin                                      44,666

Selling, general and administrative expenses      69,428
                                               ----------

Excess of expenditures over revenues before
 income tax benefit                              (24,762)

Income tax benefit (Note 5)                            -
                                               ----------
Net loss for the period                         ($24,762)
                                               ==========

                                 ANYTHING, INC.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

              For the Period From August 15, 1997 to June 30, 1998

                             Common Stock Issued
                            ---------------------    Retained     Total
                             Number      Amount      Deficit      Equity
                            ---------  ----------  -----------  -----------
Balance at August 15, 1997          -  $        -  $        -   $        -

Sales of common stock           5,800      36,200           -       36,200

Net loss for the period                               (24,762)     (24,762)
                            ---------  ----------  -----------  -----------
Balance at June 30, 1998        5,800  $   36,200    ($24,762)  $   11,438
                            =========   =========  ===========  ===========

                                 ANYTHING, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

              For the Period From August 15, 1997 to June 30, 1998


Cash flows from operating activities:
  Net operating deficit                                     ($24,762)
  Adjustments to reconcile net income to
   net cash provided by operating activities:
      Depreciation and amortization expense                    6,980
      Net changes in operating assets and liabilities:
         Accounts receivable                                 (14,591)
         Deposits                                             (1,380)
         Accounts payable and accrued expenses                22,662
                                                           ----------
  Net cash used by operations                                (11,091)
                                                           ----------

Cash flows from investment activities:
  Acquisition of office equipment                            (14,461)
  Software development costs incurred                        (26,072)
                                                           ----------
  Net cash used by investment activities                     (40,533)
                                                           ----------

Cash flows from financing activities:
  Proceeds from borrowing                                     57,538
  Sale of stock                                               36,200
                                                           ----------
  Net cash provided by financing activities                   93,738
                                                           ----------

Net cash increase                                             42,114

Cash at beginning of the period                                    -
                                                           ----------
Cash at end of the period                                  $  42,114
                                                           ==========

Supplemental schedule of non-cash financing transactions:

  Issuance of 830 shares of common stock for software
   development services                                    $  16,600
                                                           ==========

                                 ANYTHING, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                  June 30, 1998


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES AND LINE OF BUSINESS:

Line  of  business:

Anything, Inc. was organized on August 15, 1997 as a Colorado corporation to market and distribute computers and related accessory products by using the Internet as the exclusive distribution channel.

Use  of  estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE  2  -  NOTES  PAYABLE:

Notes  payable  consist  of  the  following:

Note  payable  to  a  former  shareholder  of  the  Company
in exchange for the redemption  of  his stock.  The note is
to be paid in four unequal  installments,  is  non-interest
bearing  and  is  personally  guaranteed  by  the principal
shareholder  of  the  Company.                                      $15,000

Note payable to the parents of the principal shareholder of
the company, bearing interest  at  8%  per annum and due on
or before December 31, 1998.  The note is unsecured.                 10,500
                                                                    -------
                                                                    $25,500
                                                                    =======

NOTE  3  -  LINE  OF  CREDIT

To help finance the cost of inventory, Nations Credit Distribution Finance, Inc. has extended the Company, a credit line not to exceed $35,000. The interest rate applicable to each transaction will depending upon the vendor and the timeliness of repayment and will range from 0% to 18%. The credit line is unsecured.

NOTE  4  -  OBLIGATION  UNDER  LEASE  COMMITMENT:

The company leases approximately 2,000 square feet of office space under a non-cancelable lease agreement expiring May 31, 1999. The lease can be extended based on terms and conditions to be established at that time. The lease payment in comprised of a scheduled monthly base payment plus personal property taxes, insurance and utilities.

Future  minimum  annual  lease  payments  are  as  follows:

Years Ending
June 30,       Amount
--------       ------
1999          $ 14,080
               -------
              $ 14,080
               =======

Lease expense incurred for the period from August 15, 1997 to June 30, 1998 was $4,244.

NOTE  5  -  DEFERRED  INCOME  TAXES

The provision(benefit) for income taxes is based on transactions included in the determination of pre-tax accounting income or loss, including appropriate provision (benefit) for deferred income taxes. Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The net deferred tax assets in the accompanying financial statements at June 30, 1998 consist of the following:

Deferred  tax  assets  arising  from:

Net operating loss carryforward                       $  7,321
Valuation allowance for deferred tax assets             (7,321)
                                                       -------
Net deferred tax assets                               $      -

The components of the benefit for income taxes for the period from August 15, 1997 to June 30, 1998 are as follows:

Federal
   Current                                            $      -
   Deferred                                              6,382
                                                        ------
                                                      $  6,382
                                                        ======

State and local:
   Current                                            $      -
   Deferred                                                939
                                                        ------
                                                      $    939
                                                        ======

As of June 30, 1998, the Company had net operating loss carryovers of $18,721 available to offset future taxable income, if any. The ownership changes that have occurred to date do not operate to limit the utilization of these net operating loss carryovers in future years. In the event of ownership changes aggregating fifty percent or more in any three-year period, the amount of loss carryover that becomes available for utilization in any year may be limited. The tax loss carryovers, if not utilized against taxable income, will expire in the year 2019.

NOTE  6  -  CONTINUED  OPERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage company as defined in Financial Accounting Standard No. 7, Accounting and Reporting by Development Stage Enterprises (FAS-7). It is devoting substantially all of its effort to raise capital, developing markets and training personnel in order to generate significant operations. It is not certain that the Company will be able to obtain the financing required to fund the planned operations or retain sufficient management expertise to continue its planned business operations. These factors raise substantial doubt about the company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

UNAUDITED  6-MONTHS  INTERIM  FINANCIAL  STATEMENTS  ENDING  DECEMBER  31,  1998

                          ANYTHING INTERNET CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET
                                   (unaudited)

                                December 31, 1998

                       ASSETS

Current assets:
  Cash                                        $ 24,597
  Accounts receivable, trade                    57,681
  Inventory                                     12,244
  Prepaid expenses and other current assets     10,129
                                             ---------
                                               104,651
                                             ---------

Furniture and fixtures:
  Office furniture and equipment                45,996
  Less accumulated depreciation                  6,630
                                             ---------
                                                39,366
                                             ---------

Other assets:
  Software development costs, net of
   Accumulated amortization of $10,372          43,354
  Deferred tax benefit                           7,321
  Note receivable (Note 2)                      18,023
  Deposits                                       1,380
                                             ---------
                                                70,078
                                             ---------

                                              $214,095
                                             =========

                                      F-9

                          ANYTHING INTERNET CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET
                                   (unaudited)

                                December 31, 1998

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable (Note 3)                          $  66,366
  Accounts payable, trade                            42,525
  Accrued expenses                                   19,373
  Prepaid sales                                      10,130
                                                  ---------
                                                    138,394
                                                  ---------

Reserve for tax deferred benefit                      7,321
                                                  ---------
                                                    145,715
                                                  =========
Stockholders' equity:
  Common stock, no par value, 50,000,000 shares
   Authorized; 3,074,400 issued and outstanding     231,000
  Deficit accumulated during development stage     (162,620)
                                                  ---------
                                                     68,380
                                                  ---------
                                                  $ 214,095
                                                  =========

                             ANYTHING INTERNET CORPORATION
                             (A Development Stage Company)

                                STATEMENT OF OPERATIONS
                                      (unaudited)

                 For the Period From July 1, 1998 to December 31, 1998


                                                   - Six Months Ending -     August 15,
                                               December 31,  December 31,      1997
                                                   1997          1998       (inception)
                                               ------------  ------------   to  December
                                                 unaudited     unaudited      31, 1998
                                               ------------  ------------  ------------
Sales                                          $     5,990   $ 1,650,464   $ 2,308,452

Cost of sales                                        6,766     1,574,773     2,188,095
                                               ------------  ------------  ------------
Gross margin                                          (776)       75,691       120,357

Selling, general and administrative expenses
                                                    10,210       213,548       282,976

Net loss for the period                             10,986       137,857       162,619

Earnings per share (basic)                      (1) ($1.89)   (2) ($0.46)   (3) ($0.53)

Earnings per share (diluted)                    (1) ($1.89)   (2) ($0.37)   (3) ($0.41)
----------------------------

(1) As of December 31, 1997, there were 5,800 shares of Common Stock issued and outstanding and on a fully diluted basis.
(2) As of December 31, 1998, there were 3,020,000 shares of Common Stock issued and outstanding and 3,720,000 on a fully diluted basis, including the outstanding warrants underlying the Common Stock being registered in this Registration Statement.
(3) As of January 26, 1999, there were 3,074,400 shares of Common Stock issued and outstanding and 3,976,000 on a fully diluted basis, including the outstanding warrants underlying the Common Stock being registered in this Registration Statement.

                          ANYTHING INTERNET CORPORATION
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS
                                   (unaudited)

              For the Period From July 1, 1998 to December 31, 1998

                                - Six Months Ending -        August 15,
                               December 31,  December 31,       1997
                                   1997          1998       (inception)
                               ------------  ------------   to December
                                unaudited     unaudited      31, 1998
                               ------------  ------------  ------------
Cash flows from operating
 activities:
   Net operating deficit          ($10,987)    ($157,414)    ($182,176)
   Adjustments to
    Reconcile net loss to
    net cash provided:
      Depreciation and
       Mortgage expense                  -        10,021        17,001
      Net changes in
       operating assets
       and liabilities:
         Accounts receivable        (4,323)      (42,534)      (57,125)
         Deposits                        -             -        (1,380)
         Other assets                    -       (22,273)      (22,273)
         Notes receivable                -       (18,023)      (18,023)
         Accounts payable
          and accrued
          expenses                   4,575        48,568        71,230
                               ------------  ------------  ------------
   Net cash used by
    Operations                     (10,735)     (181,655)     (192,746)
                               ------------  ------------  ------------
Cash flow from investment
 activities:
   Acquisition of office
    equipment                            -       (31,535)      (45,996)
   Software development
    costs incurred                       -       (27,654)      (53,726)
                               ------------  ------------  ------------
   Net cash used by
    investment activities                -       (59,189)      (99,722)

                                      F-12

Cash flow from financing
 activities:
   Proceeds from borrowing               -        34,328        91,866
   Loan repayments                       -       (25,000)      (25,000)
   Sale of stock                    18,200       194,000       230,200
   Stock issued for board
    of directors
    compensation                         -           800           800
   Net cash used by            ------------  ------------  ------------
    Financing activities            18,200       204,128       297,866

Net increase (decrease)
 in cash                             7,465       (36,716)        5,398

Cash at beginning of the
 period                                  -        42,114             -
                               ------------  ------------  ------------
Cash at end of the period        $   7,465   $     5,398   $     5,398
                               ============  ============  ============
Supplemental schedule of
 Non-cash financing
 Transactions

   Issuance of 20,000 common
    shares for board of
    directors compensation                                  $      800
   Issuance of 125,000
    common shares for note
    repayment                                                   10,500


                          ANYTHING INTERNET CORPORATION
                          (A Development Stage Company)

            NOTES TO SIX-MONTH UNAUDITED INTERIM FINANCIAL STATEMENTS

                                December 31, 1998


NOTE  1 - BASIS OF SIX-MONTH INTERIM FINANCIAL STATEMENT PREPARATION AND LINE OF
          BUSINESS:

     The information presented as of December 31, 1998, and for the six-month periods ending December 31, 1997 and December 31, 1998, has been prepared in accordance with generally accepted accounting principles for interim financial statements and has not been audited. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The results of operations for the interim periods shown in this report are not necessarily indicative of expected results for any future interim period or for the entire fiscal year. In the opinion of management, the unaudited interim financial statements includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of December 31, 1998, and results of its operations and cash flows for the six-months ending December 31, 1997 and December 31, 1998, and the stockholders' equity for the six-months ending December 31, 1998.

Line  of  business:

     Anything, Inc. was organized on August 15, 1997 as a Colorado corporation to market and distribute computers and related accessory products by using the Internet as the exclusive distribution channel. On August 28, 1998, Anything, Inc. changed its name to Anything Internet Corporation, which was made effective through an amendment to its Articles of Incorporation filed with the Secretary of State of Colorado on August 31, 1998.

NOTE  2  -  NOTE  RECEIVABLE

     On December 31, 1998, the Company loaned Robert C. Schick, President, $18,022.72 at a rate of 3% per annum. The note matures and is payable in full on December 31, 1999.

NOTE  3  -  LINE  OF  CREDIT

     To help finance the cost of inventory, Nations Credit Distribution Finance, Inc. has extended the Company, a credit line not to exceed $35,000. The interest rate applicable to each transaction will depending upon the vendor and the timeliness of repayment and will range from 0% to 18%. The credit line is unsecured.

     The Company has also established a $50,000 line of credit with US Bank of Colorado Springs, Colorado. Payments are due on the 15th of each month and interest accrues at a rate of 10.45% per annum.

PART  II
-------

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The Company's grant indemnification to the Company's officers and directors, present and former, for expenses incurred by them in connection with any proceeding that they are involved in by reason of their being or having been an officer or director of the Company. The person being indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors or officers the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     Other expenses in connection for the issuance and distribution of the securities being registered hereby are set in the following table:

ITEM                                   AMOUNT
----                                   ------
SEC Registration Fee                   $   167
Transfer Agent Fees.                       350
State Securities Laws (Blue Sky) Fees    9,000
Accounting Fees                         10,000
Legal Fees                               5,000
Printing and Engraving Costs               150
Miscellaneous                            2,000

     Total                             $26,667

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On August 22, 1998, the Company underwent a capital restructuring whereby existing shareholders exchanged their original stock certificates for new stock certificates aggregating 500,000 shares of Common Stock and were awarded options to purchase an additional aggregate of 500,000 shares of Common Stock at $1.00 a share; all options expire on February 29, 2000. The Common Shares and options were distributed on a pro-rata basis; there were no changes in ownership percentages. These transactions were exempt from registration under Section 4(2) of the Securities Act and Rule 144 thereunder. Stock issued under these exemptions carries certain resale restrictions and the stock certificates bear restrictive legends.

     On August 22, 1998, the Company entered into a Share Exchange Agreement with Banyan Corporation, a publicly traded company listed on the OTC Electronic Bulletin Board under the trading symbol "BANY". Under the terms of the Share Exchange Agreement, the Company caused the issuance of 1,000,000 shares of its Common Stock to Banyan pursuant to exemptions under Section 4(2) of the Securities Act and Regulation D thereunder in exchange for 200,000 shares of Banyan Common Stock, issued pursuant to exemptions under Section 4(2) of the Securities Act and Rule 144 thereunder. The then market price for Banyan's Common Stock was $0.20 a share, resulting in an effective price of four cents a share for the Company's Common Stock.

In addition to the shares of Banyan Common Stock received, the Company was also granted options to purchase 300,000 additional shares of Banyan Common Stock, vested immediately, as follows: 100,000 shares at 50 cents a share, expiring February 28, 1999; 100,000 shares at $1.00 a share, expiring August 31, 1999; and 100,000 shares at $2.00 a share, expiring August 31, 2000.

     On August 22, 1998, the Company issued 1.3 million shares of its Common Stock to consultants for services rendered in connection with the formation of the Company, Internet market research and the preparation of the Company's business and marketing plan. The aggregate value of these services was $52,000, or $0.04 a share. These issuances were in transactions exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

     On September 28, 1998, the Company issued 20,000 shares of Common Stock to the members of its Board of Directors (5,000 shares to each of the Company's four directors) for their services as directors to the Company through December 31, 1998. Each share of Common Stock was issued at a price of $0.04 a share, or valued at $200 per director for an aggregate issuance of $800. These issuances were in transactions exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

     In December 1998, the Company issued 200,000 "Units" at a price of $1.00 per Unit. Each Unit consisted of (i) one share of the Company's Common Stock and (ii) one redeemable stock purchase warrant entitling the holder to purchase one share of the Company's Common Stock at an exercise price of $3.00 a share. The Company may redeem the Warrants upon not less than 30 days, nor more than 60 days, prior notice at any time prior to the Warrants' expiration on December 31, 1999 at a price of $0.01 a Warrant, provided that the closing bid quotation for the Company's Common Stock as reported by any quotation medium on which the Company's Common Stock is quoted is at least $4.00 for ten consecutive trading sessions ending on the two days prior to the day on which notice of the redemption is given. This transaction was exempt from registration under
Section 4(2) of the Securities Act and Regulation D thereunder as an issuance not involving a public offering. This private placement was made by the Company's officers, directors and employees without the use of an underwriter or placement agent.

     On January 10, 1999, the Company issued 200 shares of Common Stock to each Donald Horning and Robie Blair, employees of the Company. Should their employment continue at the Company, each will receive an additional 100 shares each quarter for the next eight quarters for an aggregate of 1,000 shares of Common Stock each. These transactions were and are anticipated to be exempt from registration under Section 4(2) of the Securities Act and Rule 144 thereunder. Stock issued under these exemptions carries certain resale restrictions and the stock certificates bear restrictive legends.

     On January 10, 1999, the Company set aside a reserve of 200,000 shares of Common Stock to establish an Employee Stock Ownership Program. This reserve, and its subsequent issuances, is exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

     On January 21, 1999, the Company issued 20,000 shares of Common Stock to the members of its Board of Directors (5,000 shares to each of the Company's four directors) for their services as directors to the Company through December 31, 1999. Each share of Common Stock was issued at a price of $1.00 a share, or valued at $5000 per director for an aggregate issuance of $20,000. These issuances were in transactions exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

     On January 25, 1999, the Company issued 34,000 shares of Common Stock in exchange for $68,000, or $2.00 a share. This transaction was exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

ITEM  27.  EXHIBITS

     The following is a complete list of exhibits filed as part of this Registration Statement, which are incorporated herein.

Exhibit
Number   Description
-------  -----------
    3.1    Articles of Incorporation
    3.2    Amendment to Articles of Incorporation
    3.3    Certificate of Incorporation
    3.4    Bylaws
    4.1    Specimen copy of stock certificate for Common Stock, no par value
    4.2    Specimen copy of Stock Purchase Warrant Certificate underlying the
           Common Shares being registered in this Registration Stat
    5.1    Opinion and Consent of William M. Ziering, Esq.
   10.1    Lease Agreement, dated June 2, 1998
   23.1    Consent of J. Paul Kenote, CPA, P.C.
   23.2    Consent of William M. Ziering, Esq. (included in Exhibit 5.1 herein)
   27.1    Financial Data Schedule for fiscal year ending June 30, 1998
   27.2    Interim Financial Data Schedule for six-months ending December 31,
           1998.


ITEM  28.  UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes  as  follows:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado on this 3rd day of February, 1999.

                              Anything  Internet  Corporation



                              By:  /s/  Robert  C.  Schick
                              ----------------------------------
                                        Robert  C.  Schick
                                        President  and  Director

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature                                 Title                          Date

/s/ Robert C. Schick    President and Director
----------------------
    Robert C. Schick                                               February 3, 1999


/s/ Cameron B. Yost
----------------------  Secretary, Treasurer and Director
    Cameron B. Yost                                                February 3, 1999


/s/ Alfred W. Delisle
----------------------  Business Development Manager and Director
    Alfred W. Delisle                                              February 3, 1999

/s/ J. Scott Sitra
----------------------
    J. Scott Sitra       Director                                  February 3, 1999